UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

888 Prospect Street, Suite 320, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 454-4311

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Financing Agreement

On December 15, 2006, Akesis Pharmaceuticals, Inc. (“we” or the “Company”) entered into a Securities Purchase Agreement (the “Financing Agreement”) with certain accredited investors (the “Investors”) pursuant to which, among other things, we raised an aggregate of $830,000 through the sale and issuance of 1,383,332 shares of our Common Stock at a purchase price per share of $0.60 (the “Financing”). Per the terms of the Financing, each Investor had the right to elect either to: (i) receive a warrant (each, a “Financing Warrant”) to purchase up to that number of shares of our Common Stock, at an exercise price per share equal to $0.60, as is equal to the product obtained by multiplying (x) the aggregate number of shares of our Common Stock purchased by the Investor in the Financing by (y) 0.15, which Financing Warrant would terminate upon the earlier of December 15, 2009 or the date of a change of control of the Company; or (ii) enter into a registration rights agreement with us. All of the Investors in the Financing elected to receive a Financing Warrant rather than to enter into the registration rights agreement. Accordingly, we did not enter into the registration rights agreement with any Investor, but instead issued to the Investors Financing Warrants to purchase up to an aggregate of 207,500 shares of our Common Stock.

Certain of the Investors who purchased shares of our Common Stock in the Financing (the “Referred Investors”) were referred to us by Globalvest Partners, LLC (“Globalvest”), with whom we previously entered into a letter agreement dated November 17, 2006 (the “Finders Agreement”). As a result of the Referred Investors’ participation in the Financing, Globalvest became entitled to receive, pursuant to the terms of the Finders Agreement: (i) a cash fee equal to 8% of the gross proceeds received from the Referred Investors in connection with the Financing; and (ii) a warrant (the “Finders Warrant”) to purchase up to that number of shares of our Common Stock, at an exercise price per share of $0.60, as is equal to the quotient obtained by dividing (x) 6% of the gross proceeds received from the Referred Investors in connection with the Financing by (y) $0.60, which Finders Warrant will terminate upon the earlier of December 15, 2011 or the date of a change of control of the Company. Based on the amount of the gross proceeds received from the Referred Investors, we have paid to Globalvest a cash fee in the amount of $40,000 and have issued to Globalvest a Finders Warrant to purchase up to 50,000 shares of our Common Stock.

The issuances of the shares of our Common Stock and Financing Warrants pursuant to the Financing Agreement and the issuance of the Finders Warrant pursuant to the terms of the Finders Agreement were exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Financing Agreement, the Financing Warrants and the Finders Warrant are intended only as summaries of those documents and are qualified in their entireties by reference to the full copies of the Financing Agreement, the form of Financing Warrant and the Finders Warrant, which are attached hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, and which are hereby incorporated by reference herein. The foregoing description of the Finders Agreement is likewise intended only as a summary of that document and is qualified in its entirety by reference to the full copy of the Finders Agreement, which is attached as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 27, 2006, and which is hereby incorporated by reference herein.

Loan Agreement with Square 1 Bank

On December 15, 2006, we entered into a Loan and Security Agreement (the “Loan Agreement”) with Square 1 Bank (“Square 1”). Pursuant to the terms of the Loan Agreement, at any time and from time to time until December 15, 2009, we may borrow up to $1 million from Square 1 in the form of one or more term advances, which will bear interest at an annual rate (calculated on the basis of a 360-day year) equal to the sum of Square 1’s then-current “prime rate” plus 0.75% and will be secured by a first-priority security interest in favor of Square 1 with respect to substantially all of the assets of the Company (excluding any intellectual property assets of the Company). Any term advances outstanding as of June 15, 2007 will be due and payable to Square 1 in 30 equal monthly installments of principal and interest beginning on July 15, 2007, and all term advances made pursuant to the Loan Agreement will be due and payable to Square 1 no later than December 15, 2009. Furthermore, we may be considered in default under the Loan Agreement and, among other things, may be immediately required to repay all amounts owed by us under the Loan Agreement in the event that we:

•	fail to pay when due all amounts we are required to pay pursuant to the Loan Agreement;

•	violate any of the affirmative or negative covenants (which are described in greater detail below) contained in the Loan Agreement;

•	experience any material adverse change in our business or financial condition;

•	have any material portion of our assets attached or seized;

•	become insolvent or fail to have any insolvency proceedings that are initiated against us terminated within 45 days of the commencement thereof;

•	default on any agreement with a third party if such default allows such third party to accelerate the maturity of any indebtedness to such third party in excess of $100,000 or if such default otherwise has a material adverse effect on our business or financial condition;

•	make any unauthorized payment in respect of debts that are subordinated to any outstanding debts to Square 1 under the Loan Agreement;

•	become subject to a judgment against us in excess of $100,000 and allow such judgment to remain unsatisfied or unstayed for a period of 15 days; or

•	make any material misrepresentation or material misstatement to Square 1 in connection with required deliveries under the Loan Agreement.

In addition, the Loan Agreement contains a number of affirmative and negative covenants with which we are required to comply. For instance, during the term of the Loan Agreement, we are obligated to:

•	maintain our and our subsidiaries’ corporate existences and good standing and remain in compliance with all applicable laws and regulations;

•	deliver certain information (including various financial information) to Square 1 from time to time;

•	maintain our property in good condition;

•	pay our taxes when due;

•	maintain certain insurance policies pertaining to our business in form and substance acceptable to Square 1;

•	maintain all of our deposit, operating and investment accounts with Square 1;

•	notify Square 1 prior to entering into any material inbound license agreements or similar agreements; and

•	take such other actions as may be reasonably requested by Square 1 to effect the purposes of the Loan Agreement.

Likewise, during the term of the Loan Agreement, we may not:

•	dispose of our property (including our intellectual property) or move any cash balances maintained with Square 1 to any other financial institution;

•	change our corporate name, relocate our corporate headquarters or replace our chief executive officer or chief financial officer without providing notice to Square 1;

•	change the nature of our or our subsidiaries’ businesses or experience a change of control;

•	enter into or allow our subsidiaries to enter into certain merger or consolidation transactions;

•	incur or allow our subsidiaries to incur indebtedness to any party other than Square 1, except as specifically contemplated by the Loan Agreement;

•	incur any liens on any of our or our subsidiaries’ property, except as specifically contemplated by the Loan Agreement;

•	pay dividends or distributions on our stock, or redeem or repurchase any of our stock, except in each case as specifically contemplated by the Loan Agreement;

•	make or allow our subsidiaries to make investments in any other individual or entity, except as specifically contemplated by the Loan Agreement;

•	enter into certain transactions with our affiliates;

•	make payments in respect of subordinated debt, except as specifically authorized by Square 1;

•	maintain our property other than as specified in the Loan Agreement; or

•	become or become controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or become principally engaged in certain activities relating to extending credit or purchasing or carrying margin stock.

In connection with the Loan Agreement, we issued to Square 1 a warrant (the “Square 1 Warrant”) to purchase up to 50,000 shares of our Common Stock, at an exercise price per share of $0.60, which Square 1 Warrant will, if not exercised earlier, be automatically exercised in accordance with the “net exercise” provisions thereof upon the earlier of December 15, 2013 or the date of a change of control of the Company. Pursuant to the terms of the Loan Agreement, we also paid Square 1 an upfront facility fee of $4,000 and agreed to pay all expenses (including attorneys’ fees) incurred by Square 1 in connection with the preparation, negotiation, execution and enforcement of the Loan Agreement.

The foregoing descriptions of the Loan Agreement and the Square 1 Warrant are intended only as summaries of those documents and are qualified in their entireties by reference to the full copies of the Loan Agreement and the Square 1 Warrant, which are attached hereto as Exhibit 10.2 and Exhibit 4.3, respectively, and which are hereby incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 with respect to the Loan Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information reported under Item 1.01 with respect to the issuance of the shares of our Common Stock, Financing Warrants and Finders Warrant in connection with the Financing and with respect to the issuance of the Square 1 Warrant in connection with the Loan Agreement is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On December 18, 2006, we issued a press release announcing our entering into the Financing Agreement and the Loan Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant issued to Investors in the Financing

4.2	Warrant, dated as of December 15, 2006, issued to Globalvest Partners, LLC

4.3	Warrant, dated as of December 15, 2006, issued to Square 1 Bank

10.1	Securities Purchase Agreement, dated as of December 15, 2006, by and among the Company and the Investors

10.2	Loan and Security Agreement, dated as of December 15, 2006, by and between the Company and Square 1 Bank

99.1	Press release, dated as of December 18, 2006, announcing the Company’s entering into the Financing Agreement and the Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ Jay Lichter, Ph.D.
Jay Lichter, Ph.D.
President and Chief Executive Officer

Date: December 19, 2006